                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement                [ ]   Confidential, for Use of the Commission Only
                                                       (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MERIDIAN SPORTS INCORPORATED
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
-------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

    [X]   No fee required.

    [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          ---------------------------------------------------------------------
          (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:
          ---------------------------------------------------------------------

    [ ]   Fee paid previously with preliminary materials.
          ---------------------------------------------------------------------
    [ ]   Check box if any part of  the fee is offset as provided by Exchange
          ---------------------------------------------------------------------
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
          ---------------------------------------------------------------------

    (1)   Amount Previously Paid:

          ---------------------------------------------------------------------

    (2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

    (3)   Filing Party:

          ---------------------------------------------------------------------

    (4)   Date Filed:

          ---------------------------------------------------------------------

                   [MERIDIAN SPORTS INCORPORATED LETTERHEAD]




                                       April 21, 1997


To Our Stockholders:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Meridian Sports Incorporated to be held at Airport Hilton Hotel, McGhee Tyson Airport (Knoxville Metropolitan Airport) 2001 Alcoa Highway, Alcoa, Tennessee 37701, on Thursday, May 29, 1997, at 11:00 a.m. local time.

         The business of the meeting will be to elect directors, and ratify the selection of independent auditors for 1997. Information on each of these matters can be found in the accompanying Proxy Statement.

         While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope as soon as conveniently possible.


                                          Sincerely,



                                          J. Eric Hanson
                                          President and Chief Executive Officer

                          MERIDIAN SPORTS INCORPORATED
                            100 CHEROKEE COVE DRIVE
                            VONORE, TENNESSEE 37885

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Meridian Sports Incorporated:

         Notice is hereby given that the Annual Meeting of Stockholders of Meridian Sports Incorporated, a Delaware corporation (the "Company"), will be held on the 29th day of May 1997 at 11:00 a.m., local time, at Airport Hilton Hotel, McGhee Tyson Airport (Knoxville Metropolitan Airport) 2001 Alcoa Highway, Alcoa, Tennessee 37701, for the following purposes:

         1. To elect the nominees for the Board of Directors of the Company to serve until the next annual meeting and until such directors' successors are duly elected and shall have qualified.

         2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1997.

         3. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 15, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the offices of the Company at 100 Cherokee Cove Drive, Vonore, Tennessee 37885, at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

         To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Since proxies may be revoked at any time, any stockholder attending the Annual Meeting may vote in person even if that stockholder has returned a proxy.

                                       By Order of the Board of Directors


                                       Meridian Sports Incorporated

APRIL 21, 1997

                PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING
                 PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
                  THIS WILL ENSURE THAT YOUR SHARES ARE VOTED
                        IN ACCORDANCE WITH YOUR WISHES.

                          MERIDIAN SPORTS INCORPORATED

                          ----------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 29, 1997

                          ----------------------------


         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Meridian Sports Incorporated, a Delaware corporation (the "Company"), of proxies to be voted at the 1997 Annual Meeting of Stockholders to be held on the 29th day of May 1997 at 11:00 a.m., local time, at Airport Hilton Hotel, McGhee Tyson Airport (Knoxville Metropolitan Airport) 2001 Alcoa Highway, Alcoa, Tennessee 37701, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about April 21, 1997.

         At the Annual Meeting, the Company's stockholders will be asked (1) to elect the nominees for the Board of Directors of the Company until the Company's next annual meeting and until such Directors' successors are duly elected and shall have qualified: Ronald O. Perelman, J. Eric Hanson, Jerry W. Levin, John P. Murray, Jr., Martin D. Payson and Bruce Slovin; (2) to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1997; and (3) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

         The principal executive offices of the Company are located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885 and the telephone number is 423-884-6776.

SOLICITATION AND VOTING OF PROXIES; REVOCATION

         All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election of the nominees for the Board of Directors of the Company identified in this Proxy Statement and FOR The ratification of Ernst & Young LLP as the Company's auditors. The submission of a signed proxy will not affect a stockholder's right to attend, or vote in person at, the Annual Meeting of stockholders. Any stockholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 100 Cherokee Cove Drive, Vonore, Tennessee 37885,
Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         The accompanying form of proxy is being solicited on behalf of the Board of Directors. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

RECORD DATE; OUTSTANDING SHARES; VOTING AT THE ANNUAL MEETING

         Only holders of record of the Company's common stock, par value $0.01 (the "Common Stock"), at the close of business on April 15, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, there were issued and outstanding 8,000,000 shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Any stockholder present (including broker non-votes) at the Annual Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists. With respect to all matters considered at the Annual Meeting (other than the election of directors), an abstention (or broker non-vote) has the same effect as a vote against the proposal. Abstentions from voting on the election of directors (including broker non-votes) will have no effect on the outcome of the vote.

         The affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote is required to ratify the appointment of Ernst & Young LLP. The affirmative vote of the holders of a plurality of the votes cast is required to elect the nominees for the Board of Directors of the Company.

         Meridian Sports Holdings Inc. ("Meridian Holdings"), which beneficially owns 5,200,000 shares or 65% of the outstanding Common Stock as of the Record Date, has informed the Company of its intention to vote its shares of Common Stock FOR each of the matters to be acted on at the Annual Meeting (collectively, the "Proposals").

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         All of the Company's Directors will be elected at the Annual Meeting to serve until the next succeeding Annual Meeting of stockholders and until their successors are duly elected and shall have qualified. All of the nominees listed herein are currently members of the Board of Directors and, except as herein stated, the proxies solicited hereby will be voted FOR the election of the nominees listed herein. All nominees, if elected, are expected to serve until the next succeeding Annual Meeting. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the vote, abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

         The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

DIRECTOR NOMINEES

         The name, age (as of April 1, 1997), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each Director nominee is set forth hereafter.

         RONALD O. PERELMAN (54) has been Chairman of the Board of Directors and a Director of the Company since 1995 and has been Chairman of the Board of Directors and Chief Executive Officer of Mafco Holdings Inc. ("Holdings") and MacAndrews & Forbes Holdings Inc. ("MacAndrews Holdings"), diversified holding companies, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of Directors of Andrews Group Incorporated ("Andrews Group"), Consolidated Cigar Holdings Inc. ("Cigar Holdings"), Mafco Consolidated Group Inc. ("Mafco Consolidated") and Power Control Technologies Inc. ("Power Control") and Mr. Perelman is the Chairman of the Executive Committees of the Boards of The Coleman Company, Inc. ("Coleman"), Marvel Entertainment Group, Inc. ("Marvel"), Revlon Consumer Products Corporation ("Revlon Products") and Revlon, Inc. ("Revlon"). Mr. Perelman is also a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"): Andrews Group, Coleman, Coleman Holdings Inc. ("Coleman Holdings"), Coleman Worldwide Corporation ("Coleman Worldwide"), Cigar Holdings, Consolidated Cigar Corporation ("Cigar Corp."), California Federal Bank, A Federal Savings Bank ("CalFed"), First Nationwide Holdings Inc. ("First Nationwide Holdings"), First Nationwide (Parent) Holdings Inc. ("First Nationwide Parent"), Mafco Consolidated, Marvel, Marvel Holdings Inc. ("Marvel Holdings"), Marvel III Holdings Inc. ("Marvel III"), Marvel (Parent) Holdings Inc. ("Marvel Parent"), Pneumo Abex Corporation ("Pneumo Abex"), Power Control, Revlon Worldwide Corporation ("Revlon Worldwide"), Revlon, Revlon Products and Toy Biz, Inc. (On December 27, 1996, Marvel Holdings, Marvel Parent, Marvel III and Marvel and several of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

         J. ERIC HANSON (50) has been a Director of the Company since 1994. Mr. Hanson has been Executive Vice President of Power Control since 1997 and Senior Vice President of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1994 and Vice President of Holdings from 1993 to 1994. Mr. Hanson was President of Edina Group Inc., a private investment firm, from 1992 to 1993 and prior to 1992 served in various positions culminating in his appointment as Chief Executive Officer of Ground Round Restaurants, Inc. Mr. Hanson is also a Director of Power Control which files reports pursuant to the Exchange Act.

         JERRY W. LEVIN (52) has been a Director of the Company since its formation in 1994, has been Chairman of the Board and Chief Executive Officer of Coleman since February 1997 and has been Chairman of the Boards of Revlon and of Revlon Products, cosmetics, skin care, fragrance, personal care and professional products companies, since November 1995. Mr. Levin was Chief Executive Officer of Revlon and Revlon Products from 1992 to 1997. Mr. Levin has been Executive Vice President of MacAndrews Holdings since March 1989. Prior to joining MacAndrews Holdings, for 15 years he held various senior executive positions with The Pillsbury Company. Mr. Levin is a Director of the following corporations which file reports pursuant to the Exchange Act:
Coleman, Coleman Holdings, Coleman Worldwide, Revlon, Revlon Products, Revlon Worldwide, First Bank System, Inc. and Ecolab, Inc.

         JOHN P. MURRAY, JR. (69) has been a Director of the Company since November 1994 and was Chairman of the Board and Chief Executive Officer of Wilson Sporting Goods Company, a sporting goods company, from 1985 until 1989 when he retired. Mr. Murray is the founder and a Director of the Murray Foundation for Eye Research.

         MARTIN D. PAYSON (61) has been a Director of the Company since November 1994. He was Vice Chairman and a Director of Time Warner Inc., an entertainment company, from 1990 through 1992 when he retired. Prior to 1990, Mr. Payson was President and General Counsel of Warner Communications Inc. Mr. Payson also is a Director of Delta Financial Corporation, Panavision Inc. and Unapix Entertainment, Inc., which file reports pursuant to the Exchange Act.

         BRUCE SLOVIN (61) has been a Director of the Company since 1994 and the President of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1982. Mr. Slovin is a Director of the following corporations which file reports pursuant to the Exchange Act: Andrews Group, Cantel Industries, Inc., Coleman, Coleman Holdings, Coleman Worldwide, Power Control, Continental Health Affiliates, Inc. Infu-Tech, Inc. and Oak Hill Sportswear Corporation.

BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors has an Executive Committee, an Audit Committee and a Management Compensation and Stock Option Committee.

         The Executive Committee consists of Messrs. Perelman and Slovin. The Executive Committee may exercise all of the powers and authority of the Board of Directors, except as otherwise provided under the Delaware General Corporation Law. The Audit Committee, consisting of Messrs. Murray and Payson, makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the auditors and management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Compensation Committee, consisting of Messrs. Levin and Slovin, makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key managerial employees of the Company. The Compensation Committee may consider and recommend awards of options to purchase shares of Common Stock pursuant to the Company's Stock Option Plan.

         During 1996, the Board of Directors held five meetings. During 1996, the Executive Committee acted four times by unanimous written consent. The Compensation Committee acted once by unanimous written consent and the Audit Committee held three meetings during 1996.

COMPENSATION OF DIRECTORS

         Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates are paid an annual $25,000 retainer fee, payable in monthly installments, plus reasonable out-of-pocket expenses and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof they attend.

EXECUTIVE OFFICERS

         The following table sets forth as of the date hereof the executive officers of the Company and executives of its operating subsidiaries, MasterCraft Boat Company ("MasterCraft"), O'Brien International, Inc. ("O'Brien") and Soniform, Inc. ("Soniform").

          NAME                                POSITION
          ----                                --------
          Ronald O. Perelman     Chairman of the Board and Director
          J. Eric Hanson         President and Chief Executive Officer
          Irwin Engelman         Executive Vice President and Chief Financial
                                 Officer
          James W. Hoag          Chairman, MasterCraft Boat Company
          Gary J. Keller         President, Soniform, Inc.
          Thomas E. Kohut        Vice President and Controller
          Gary Lownsdale         President, MasterCraft Boat Company
          Barry T. Tait          President, O'Brien International, Inc.

         For biographical information about Messrs. Perelman and Hanson, see "Director Nominees."

         Irwin Engelman (62) has been Executive Vice President and Chief Financial Officer since 1996. Mr. Engelman has been Executive Vice President, Chief Financial Officer of Holdings and MacAndrews Holdings, diversified holding companies, and various affiliates since 1992. Mr. Engelman was Executive Vice President and Chief Financial Officer of GAF Corporation, a specialty chemical and building materials company, from 1990 to 1992. Mr. Engelman is also a Director of CalFed and Revlon Products. (On December 27, 1996, Marvel Holdings, Marvel Parent and Marvel III, of which Mr. Engelman is an executive officer, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

         James W. Hoag (58) has been Chairman of MasterCraft since March 1997. From July 1996 through March 1997, Mr. Hoag was President and Chief Executive Officer of the Company and from February 1996 through March 1997 he was also the President of MasterCraft. Prior to joining the Company, Mr. Hoag had been retired since 1994. From 1976 to 1994 he served at various capacities at the US Marine Division of Brunswick Corporation (Bayliner), including President from 1989.

         Gary J. Keller (45) has been President of Soniform since 1989. Since 1982, he served in various positions at Soniform, including Vice President.

         Thomas E. Kohut (34) has been Vice President and Controller since September 1993. Since 1987 he has served in various positions at Holdings, a diversified holding company, including Assistant Vice President and Assistant Controller from 1991 to 1993.

         Gary Lownsdale (50) has been President of MasterCraft since March 1997. From April 1996 to March 1997 Mr. Lownsdale was Vice President-Operations of MasterCraft. From 1994 to 1996 he was Vice President-Chief Operating Officer of Trans2 Corporation, a manufacturer of alternative fuel vehicles, from 1993 to 1994, he was Director of Molded Composites Commercial Business at APX International, an automotive engineering and composites manufacturer and from 1990 to 1993 was Industry Director of Worldwide Automotive Business for Hercules, a chemical and aerospace manufacturer.

         Barry T. Tait (52) has been President of O'Brien since early 1996. Prior to joining O'Brien, Mr. Tait served as President and Chief Executive Officer of ICEX, Inc., a developer and manufacturer of hockey stick products, from 1993 to 1995. From 1989 to 1993, he was President, Canada and Latin America of Wilson Sporting Goods Company.

EXECUTIVE COMPENSATION

         The compensation paid by the Company for services during each of the years ended December 31, 1994, 1995 and 1996 to its Chief Executive Officer and each of the Company's four most highly compensated executive officers was as of follows:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-
                                                                                          TERM
                                                                                      COMPENSATION
                                                 ANNUAL COMPENSATION                     AWARDS
                                  ----------------------------------------------------------------------------------------
                                                                                      Number of Se-
                                                                          Other      curities Under-           All
                                                                         Annual       lying Options/          Other
Name and                                                                Compensa-          SARs              Compen-
Principal Position         Year      Salary ($)(a)     Bonus ($)(b)    tion ($)(c)         (#)            sation ($)(d)
------------------         ----      -------------     ------------    -----------         ---            -------------
James W. Hoag(e)           1996          242,306          50,000          4,646           50,000              10,070
Chairman, MasterCraft

George Napier(f)           1996          448,462               0         23,860             0                  9,951
                           1995          440,000               0         19,108             0                 38,143
                           1994          370,000         278,735         25,313           59,250              12,745

Gary J. Keller,            1996          115,000               0          3,080             0                  1,900
President, Soniform        1995          125,186               0          3,080             0                  1,848
                           1994          105,834          66,000          5,600           5,000                1,848

Thomas E. Kohut            1996          125,000          10,000         12,710             0                  4,124
Vice President and         1995          125,000               0         12,785             0                  6,145
Controller                 1994          110,000          41,052         13,919           5,000                5,433

Gary Lownsdale(g)          1996           99,417               0          4,725             0                 12,090
President, MasterCraft

Barry T. Tait(h)           1996          141,539          28,492          5,900             0                 32,759
President, O'Brien

--------------
(a)   Includes salary paid or accrued during year indicated.

(b)   Includes bonus accrued during the applicable year.

(c)   Includes automobile allowances.

(d) The amounts reported for 1996, 1995 and 1994 include payments for life insurance premiums ($70 for Mr. Hoag; $7,226, $2,693 and $3,983 for Mr. Napier; $1,624, $1,645 and $933 for Mr. Kohut; $63 for Mr. Lownsdale); matching contributions under the Company's 401(k) plan ($0, $4,500 and $4,500 for Mr. Napier; $1,900, $1,848 and $1,848 for Mr. Keller; $2,500,
      $4,500 and $4,500 for Mr. Kohut); membership and dues, professional fees and relocation assistance payments ($10,000 for Mr. Hoag; $2,725, $30,950 and $4,262 for Mr. Napier; $12,027 for Mr. Lownsdale and $32,759 for Mr.
      Tait).

(e) Mr. Hoag commenced employment in March 1996. In March 1997, Mr. Hoag resigned as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Company and MasterCraft and became Chairman of MasterCraft.

(f) Mr. Napier was President and Chief Executive Officer of the Company for a portion of 1996. In connection with Mr. Napier's resignation, the Company agreed to continue payment of Mr. Napier's salary and benefits through December 31, 1997, subject to certain limitations.

(g) Mr. Lownsdale commenced employment as Vice President-Operations of MasterCraft in April 1996. In March 1997 Mr. Lownsdale became President of MasterCraft.

(h)   Mr. Tait commenced employment in February 1996.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                      AND YEAR END 1996 OPTION/SAR VALUES

         The following chart shows, for 1996, the number of stock options exercised and the 1996 year-end value of the options held by the executive officers named in the Summary Compensation Table:

                                                                   Number of
                                                                  Securities          Value of
                                                                  Underlying         Unexercised
                                                                  Unexercised       In-the-Money
                                                                 Options/SARs      Options/SARs at
                           Shares                               at Year End (#)     Year End ($)
                         Acquired on           Value             Exercisable/       Exercisable/
Name                   Exercise (#)(a)      Realized ($)        Unexercisable      Unexercisable
-------------------    ---------------      ------------        -------------      -------------

James W. Hoag                 0                $0               16,667/33,333             0
Gary J. Keller                0                $0                 2,500/2,500             0
Thomas E. Kohut               0                $0                 2,500/2,500             0

--------------
(a) Calculated using actual December 31, 1996 closing price per common share on the NASDAQ National Market of $1 1/4.

               MANAGEMENT COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Management Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of Messrs. Levin and Slovin, neither of whom is an officer of the Company. The Committee's duties include determination of the Company's compensation and benefit policies and practices for executive officers and key managerial employees. In accordance with rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation provided to the Company's Chief Executive Officer and the three other most highly compensated executive officers. The Committee has prepared the following report for inclusion in this Proxy Statement.

Compensation Policies.

         The Company's current compensation arrangements for senior executives are designed to incentivize and reward management for creating enterprise value. To encourage the achievement of short to middle term objectives, the compensation program for officers emphasizes a base salary with an annual bonus opportunity dependent on achieving aggressive operating performance levels in its subsidiaries. For the year ended December 31, 1996, each of the subsidiaries had "minimum", "target", and "stretch" operating income goals. The "target" operating income goals were established based on each subsidiary's business plan at levels higher than 1995 actual results. No bonuses were paid under the Executive Bonus Plan in 1996, other than to executives of O'Brien, which achieved its performance targets.

         In connection with the initial public offering, the Company also adopted the Stock Option Plan to encourage management to participate in the equity of the business and provide rewards for the success of the business in building stockholder value over the long term. Options granted under the Stock Option Plan vest in equal installments over four years to ensure that management balances its short term and long term objectives. The use of stock options also provides a long term incentive for executives and key management officers to remain in the Company's employ.

Compensation of Chief Executive Officer

         The Company's former President and Chief Executive Officer entered into an employment agreement with the Company in February 1996 when his employment commenced. The recall and repair program of the Company's WetJet operation and the related poor financial performance of the Company required new leadership with experience in the marine industry, a consolidation of the headquarters function into one location and a commitment to rejuvenating the business. The compensation for the former Chief Executive Officer was established, consistent with these needs and the Company's emphasis on rewarding the achievement of aggressive performance levels which are established consistent with industry market conditions and financial objectives of the Company. In 1996, the former Chief Executive Officer was paid a guaranteed bonus of $50,000 in accordance with his employment agreement.

                                            The Management Compensation and
                                            Stock Option Committee

                                            Jerry W. Levin
                                            Bruce Slovin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Management Compensation and Stock Option Committee consists of Messrs. Levin and Slovin.

EMPLOYMENT ARRANGEMENTS

         The Company has an agreement with Mr. Hoag which provides that Mr. Hoag will be the Chairman of MasterCraft and a consultant to the Company through December 31, 1997. Mr. Hoag will receive compensation at the rate of $12,500 per month.

         The Company has an employment agreement with Mr. Kohut which provides for Mr. Kohut to be employed at a base salary of $134,000. At any time the Company may give written notice of non-renewal of the employment term. In such event, the employment term will be extended 12 months after the last day of the month in which such notice is given. From and after January 1, 1997, unless the Company gives notice of non-renewal, the employment term is extended automatically day-by-day. Mr. Kohut also is eligible to participate in the Company's Stock Option Plan. If Mr. Kohut's employment is terminated other than for "cause," he is entitled to receive for 12 months continued payment of base salary, continued provision for benefits and accelerated vesting of any stock options.

         O'Brien has a retention agreement with Mr. Tait which is in effect for a period of six months after a Change in Control, as defined (but only if a Change in Control occurs on or prior to December 31, 1997), and provides that if Mr. Tait is employed by O'Brien on the date six months after a Change in Control, he will receive a payment of $100,000. If Mr. Tait's employment is terminated by O'Brien without "cause" prior to such date, Mr. Tait will receive a payment of $100,000.

         Soniform has an employment agreement with Mr. Keller which provides for Mr. Keller to be employed at a base salary of $115,000. At any time Soniform may give written notice of non-renewal of the employment term. In such event, the employment term will be extended 12 months after the last day of the month in which such notice is given. From and after January 1, 1997, unless Soniform gives notice of non-renewal, the employment term is extended automatically day-by-day. Mr. Keller also is eligible to participate in the Meridian's Stock Option Plan. If Mr. Keller's employment is terminated other than for "cause," he is entitled to receive for 12 months continued payment of base salary, continued provision for benefits and accelerated vesting of any stock options.

         Soniform has a retention agreement with Mr. Keller which is in effect for a period of six months after a Change in Control, as defined (but only if a Change in Control occurs on or prior to December 31, 1997), and provides that if Mr. Keller is employed by Soniform on the date six months after a Change in Control, he will receive a payment of $100,000. If Mr. Keller's employment is terminated by Soniform without "cause" prior to such date, Mr. Keller will receive a payment of $100,000.

COMMON STOCK PERFORMANCE

         The Company's Common Stock is traded on the Nasdaq National Market ("Nasdaq"). The graph set forth below presents a comparison of cumulative shareholder return through December 31, 1996, assuming reinvestment of dividends, for the Company's Common Stock since the date of the initial public offering, as compared to the Standard & Poor's Smallcap 600 index and the Company's marine competitors, Outboard Marine Corporation and Brunswick Corporation, assuming $100 was invested on October 12, 1994, the date of the initial public offering.


                  COMPARISON OF CUMULATIVE TOTAL RETURN SINCE
                OCTOBER 1994 AMONG MERIDIAN SPORTS INCORPORATED,
               BRUNSWICK CORPORATION, OUTBOARD MARINE CORPORATION
                        AND THE S & P SMALLCAP 600 INDEX


                                  10/12/94     12/94      12/95      12/96

MERIDIAN SPORTS INCORPORATED        100          86         47         11
BRUNSWICK CORPORATION               100          87        114        123
S&P SMALLCAP 600                    100          98        128        155
OUTBOARD MARINE CORPORATION         100          83         88         84

RETIREMENT PLANS


DEFINED BENEFITS PLANS. The executive officers named in the Summary Compensation Table participate in the Meridian Sports Incorporated Retirement Plan for Salaried Employees (the "Meridian Pension Plan") and Benefit Restoration Plan (the "Benefit Restoration Plan" and, together with the Meridian Pension Plan, the "Meridian Pension Plans").

         The following table shows estimated annual benefits payable upon retirement under the Meridian Pension Plan (and, where applicable, the Benefit Restoration Plan):

                                                Years of Service(b)
                         ------------------------------------------------------------------
REMUNERATION(A)             10         15          20          25          30          35
                         ------     -------     -------     -------     -------     -------
$ 50,000............     $8,345     $12,518     $16,691     $20,864     $25,036     $29,209
 100,000............     18,345      27,518      36,691      45,864      55,036      64,209
 150,000............     28,345      42,518      56,691      70,864      85,036      99,209
 200,000............     38,345      57,518      76,691      95,864     115,036     134,209
 250,000............     48,345      72,518      96,691     120,864     145,036     169,209

--------------
(a) For 1996, the Benefit Restoration Plan covered annual compensation greater than $150,000.

(b) Years of service for plan benefits is limited to 35. Therefore, no additional service levels are illustrated. Benefits shown above reflect the straight life benefit form of payment for employees, assuming normal retirement at age 65 in 1996 and reflecting reductions for Covered Compensation (as defined in the Meridian Pension Plan). The Meridian Pension Plan provides a benefit of 2% of the highest 60 consecutive months of base compensation less 0.6% of the employee's Covered Compensation, for each year of service to a maximum of 35 years of service. As of December 31, 1996, the executive officers named in the Summary Compensation Table had included compensation and credited service as follows: Mr. Hoag, $242,306 and 1 year; Mr. Napier, $448,462 and 5 years; Mr. Keller $115,000 and 14 years; Mr. Lownsdale, $99,417 and 1 year; Mr. Kohut, $125,000 and 9 years; Mr. Tait, $141,539 and 1 year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NASDAQ Stock Market. Officers, directors and greater than ten percent owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file Forms 3, 4 or 5 for a specified fiscal year, the Company believes that all its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1996.


               PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

         The Audit Committee and the Board of Directors have selected, subject to ratification by the stockholders, Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 1997. The ratification of the selection of Ernst & Young LLP will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the ratification of the auditors (including broker non-votes) will be counted and will have the same effect as a vote against the proposal.

         Ernst & Young LLP has audited the consolidated financial statements of the Company for the past five years. Ernst & Young LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

         The following table sets forth as of April 1, 1997, the total number of shares of Common Stock beneficially owned, and the percent so owned, by each Director of the Company, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by the officers named in the summary compensation table and by all Directors and officers (including two former executive officers) as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

                                             Amount and Nature
                                              of Beneficial          Percent of
                                               Ownership(a)             Class
                                             -----------------       ----------
Ronald O. Perelman (b)                           5,200,000               64.8%
35 East 62nd Street
New York, NY  10021

Irwin Engelman                                       5,000                *
J. Eric Hanson                                       5,000                *
James W. Hoag(c)                                    16,667                *
Gary R. Keller(d)                                    2,500                *
Thomas E. Kohut(d)                                   4,500                *
Jerry W. Levin                                       5,000                *
John P. Murray, Jr.                                 17,000                *
Martin D. Payson                                    12,000                *
Bruce Slovin                                        10,000                *
All Directors and executive officers             5,277,667               65.8%
  as a group (10 persons)

--------------
 *    Less than 1%.

(a)   Includes Common Stock and options exercisable within 60 days.

(b) All of such shares of Common Stock are indirectly owned by Mr. Perelman through Holdings. The shares owned and shares of intermediate holding companies may from time to time be pledged to secure obligations of Holdings or its affiliates.

(c) Includes 16,667 shares of Common Stock subject to stock options granted pursuant to the Company's Stock Option Plan.

(d) Includes 2,500 shares of Common Stock subject to stock options granted pursuant to the Company's Stock Option Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Holdings owns indirectly 65% of the outstanding Common Stock. Due to its stock ownership, Holdings is able to control the Company and elect the entire Board of Directors. Holdings is wholly owned by Ronald O. Perelman.

         CREDIT AGREEMENT. The Company is party to a Credit Agreement (the "Credit Agreement") with an indirect wholly owned subsidiary of Holdings (the "Lender") entered into in March 1997 which provides for borrowings on a revolving basis of up to $30,000,000, bears interest at the prime rate plus 1% and matures December 1, 1998. Loans under the Credit Agreement are secured by a pledge of stock of the Company's subsidiaries, MasterCraft and Soniform, Inc. and guaranteed by the subsidiaries of the Company (other than O'Brien). Borrowings outstanding under the Credit Agreement are required to be prepaid with the net cash proceeds of the sales of any subsidiaries of the Company. The commitment under the Credit

Agreement will be reduced by any such required prepayments. The Credit Agreement contains typical events of default including change of control, material adverse change and non-payment of obligations. Borrowings under the Credit Agreement refinanced unsecured borrowings from the Lender and provide financing for the operations, including seasonal working capital needs and restructuring liabilities, of the Company.

         INTERNATIONAL SALES ARRANGEMENTS. In two markets, the Company sells products to subsidiaries of Coleman, which act as distributors for the Company. These products are purchased at arms' length prices that reflect competitive export practices. In 1996 such amounts were not material.

         TAX INDEMNIFICATION AGREEMENT. Concurrent with the consummation of the initial public offering, the Company, Holdings and certain of its affiliates entered into a tax indemnification agreement (the "Tax Indemnification Agreement"). Pursuant to the Tax Indemnification Agreement, all prior tax sharing agreements between any subsidiaries of the Company and Holdings or any affiliate of Holdings were terminated with respect to all periods ending after the date of the initial public offering. Such prior tax sharing agreements continue with respect to periods ending on or before the date of the initial public offering. In addition, pursuant to the Tax Indemnification Agreement, Holdings is obligated to indemnify the Company, on an after-tax basis, against
(i) any liability to the Internal Revenue Service for any consolidated federal income taxes of the Company for any period (or portion thereof) beginning on or after April 28, 1989 and ending on or before the date of the initial public offering, (ii) any liability to a state or local taxing authority for any combined state and local income taxes of the Company for any period (or portion thereof) beginning on or after April 28, 1989 and ending on or before the date of the initial public offering, to the extent such taxes arise in any return in which the Company or any affiliate thereof files a combined return with Holdings or any Holdings affiliate, and (iii) any liability to the Internal Revenue Service or a state or local taxing authority, as the case may be, for any consolidated federal or combined state or local income taxes incurred by the Company as a result of the Company or any affiliate thereof being part of any consolidated or combined tax return with Holdings or any Holdings affiliate. No indemnification claims were made for the year ended December 31, 1996.

         REGISTRATION RIGHTS AGREEMENTS. In connection with the initial public offering, the Company and Meridian Holdings entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which Meridian Holdings and certain transferees of Common Stock held by Meridian Holdings (the "Holders") have the right to require the Company to register all or part of the Common Stock owned by such Holders under the Securities Act of 1933 (a "Demand Registration"); provided that the Company may postpone giving effect to a Demand Registration up to a period of 30 days if the Company believes such registration might have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or the

Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company. In addition, the Holders will have the right to participate in registrations by the Company of its Common Stock (a "Piggyback Registration"). The Holders will pay all out-of-pocket expenses incurred in connection with a Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Common Stock sold by such Holders.


                             ADDITIONAL INFORMATION

         The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Meridian Sports Incorporated, 100 Cherokee Cove Drive, Vonore, Tennessee 37885. Each such request must set forth a good faith representation that, as of the Record Date, April 15, 1997, the person making the request was a beneficial owner of Common Stock entitled to vote.

         In order to ensure timely delivery of such documents prior to the Annual Meeting, any request should be received by the Company promptly.


                             STOCKHOLDER PROPOSALS

         Under the rules and regulations of the SEC as currently in effect, any holder of at least $1,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in the Company's proxy material for use in connection with the Annual Meeting of stockholders to be held in 1998 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by the Secretary, Meridian Sports Incorporated, 100 Cherokee Cove Drive, Vonore, Tennessee 37885, not later than November 30, 1997.

                                 OTHER BUSINESS

         The Company knows of no other matters which may come before the annual meeting. However, if any such matters properly come before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.


April 21, 1997


                                            BY ORDER OF THE BOARD OF DIRECTORS

PROXY                    MERIDIAN SPORTS INCORPORATED
                                  COMMON STOCK

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR ANNUAL MEETING TO BE HELD ON MAY 29, 1997

The undersigned hereby appoints Joram C. Salig, Barry F. Schwartz and Thomas
E. Kohut, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Common Stock of Meridian Sports Incorporated ("Meridian") that the undersigned may be entitled to vote at the Annual
Meeting of Stockholders of Meridian to be held on Thursday, May 29, 1997 at 11:00 A.M., local time, at the Knoxville Airport Hilton, 2001 Alcoa Highway, Alcoa, Tennessee, on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSON NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                                            SEE REVERSE
                                                               SIDE

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE!

                          ANNUAL MEETING OF STOCKHOLDERS
                          MERIDIAN SPORTS INCORPORATED


                                   MAY 29, 1997








               PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

The Board of Directors recommends a vote FOR the following proposals.

                FOR all      WITHHOLD AUTHORITY
                nominees  to vote for all nominees
1. Election of    [ ]                 [ ]          NOMINEES: Ronald O. Perelman
   Directors                                                 J. Eric Hanson
   of Meridian to serve                                      Bruce Slovin
   until Meridian's next Annual Meeting and                  Jerry W. Levin
   until their successors are duly elected                   John P. Murray, Jr.
   and qualified.                                            Martin D. Payson

WITHHOLD for the following only. (Write the name of the nominee(s) in the space below)


------------------------------------------------

                                                      FOR     AGAINST    ABSTAIN
2. To ratify the appointment of Ernst & Young LLP     [ ]       [ ]       [ ]
   as the independent certified public accountants of Meridian for the fiscal year ending
   December 31, 1997.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.




SIGNATURE ______________________________________________________ DATE__________

NOTE: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.